VEGA-ATLANTIC CORPORATION                                          (OTC BB-VGAA)
FOR IMMEDIATE RELEASE     Denver, Colorado                     February 15, 2000



             VEGA-ATLANTIC CORPORATION ANNOUNCES TUN RESOURCES INC'S
            FURTHER ACQUISITION OF 800,000 OZ INDICATED GOLD RESOURCE

Vega-Atlantic Corporation ("the Company") (symbol OTCBB: VGAA) announced that on January 13, 2000 the Company entered into an Agreement (the "Agreement") to purchase an 80 % interest in issued and outstanding shares of Tun Resources Inc. ("Tun Resources"), a Canadian private corporation, from Golden Thunder Resources Ltd., a reporting public company listed in the Canadian Venture Exchange. Vega-Atlantic Corporation also received an option to purchase the remaining 20% of Tun Resources at fair market value until August 15, 2002.

Tun Resources is the major stakeholder in two gold exploration and development joint ventures in the Yunnan Province of China. Tun Resource's "Yuntong" joint venture (Yunnan Yuntong Exploration Co. Ltd) owns a 30 square kilometer exploration concession that contains 4.2 - 4.6 g/t surface deposits with a 100,000 oz of gold resource.

Tun Resources is pleased to announce that its Yuntong joint venture, a Sino-Foreign joint venture company between Yunnan Dianxi Exploration and Mining Co. Ltd. (Dianxi Co.) of the No. 3 Geological Brigade, Yunnan Province, PRC, and Tun Resources, has executed a definitive agreement to acquire two gold deposits which, when combined, have drilled indicated resources of 803,000 ounces (as calculated by the No. 3 Geological Brigade) of gold from Dianxi Co., which adjoin the current exploration areas of the Yuntong joint venture in Yunnan Province, PRC.

Previous geological work on the two gold deposits show as follows:

Lannitang Deposit
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No of drill holes                     41
Meters drilled                        12,075
Tunnel length in meters               563
Drill indicated reserve               12.8 tonnes of gold
Grade of gold, g/t                    5.62

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Daqiaoqing Deposit
---------------------------------------------------------------------

No of drill holes                     27
Meters drilled                        12,983
Tunnel length in meters               1,079
Drill indicated reserve               12.2 tonnes of gold
Grade of gold, g/t                    5.73
---------------------------------------------------------------------

Combined for Lannitang and Daqiaoqing
Drilled indicated resources:  25.0 tonnes of gold (803,601 ounces)

Tun Resources plans to conduct definition drilling and feasibility study on these two deposits in order to put them into production as early as possible. With these two deposits, the Yuntong joint venture will have approximately 900,000 ounces of gold resources of which 100,000 ounces are from two surface deposits that are readily heap leachable (highly weathered saprolites). The Yuntong joint venture exploration areas surround the 2.2 million ounce Zhen Yuan Gold Mine operated by the Zhen County Government producing at a rate of about 20,000 ounces of gold per annum.

Tun Resources also announces that preparations are in progress to start mine construction of two surface gold heap leaching operations in the Yuntong joint venture gold property. The company plans to produce about 10,000 ounces of gold per annum from the surface gold deposits. All mining production permits for this concession's 100,000 oz gold resource are in place for initial heap leach mine operations to begin during the second quarter of this year. Tun Resources' Yuntong joint venture will focus on proving actual production with modest investment to prove profitability.


The Company is developing a diversified international resource exploration and development program. The Company's other gold exploration interests include a Panama corporation, Golden Cycle de Panama Inc., that has a gold exploitation concession of 11.58 square miles that include the dormant, Margasas and Cocuyo gold mines where significant gold values have been reported in the northern province of Veraguas, Conception River Area, in the Republic of Panama. The concession contains both hard rock and alluvial gold prospects.

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Contact: Investor Relations     E-mail:  investor@vega-atlantic.com
Website: vega-atlantic.com      Phone: (800) 721-0016

SAFE HARBOR STATEMENT

Forward-looking statements in this release are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, commodity prices of precious metals and actual results differing materially from projections because of geological factors, operation factors, government regulations or factors relied upon from independent sources, may either negatively or positively impact exploration or mining operations. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in the future periods to differ materially from forecasted results. The Company assumes no obligation to update the information in this release.